                                                                     Exhibit 5.1

                          [SHEPPARD MULLIN LETTERHEAD]


                                 April 30, 2004


Loudeye Corp.
1130 Rainier Avenue South
Seattle, WA  98144

          Re:     Registration Statement on Form S-3
                  ----------------------------------
Ladies and Gentlemen:

     We have acted as special counsel to Loudeye Corp., a Delaware corporation (the "Company"), in connection with the filing of a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, covering the offering for resale by the selling stockholders named therein (the "Selling Stockholders") of (1) up to 12,568,570 shares of the Company's common stock, par value $0.001 per share (the "Common Stock") including: a) up to 10,810,811 shares of the Company's Common Stock issued pursuant to Subscription Agreements dated February 13, 2004 (the "Private Placement Shares"), b) up to 1,752,772 shares of the Company's Common Stock issued pursuant to an Agreement and Plan of Merger and Reorganization dated March 1, 2004 (the "Overpeer Shares"), c) up to 4,616 shares of the Company's Common Stock issued pursuant to an Agreement and Plan of Reorganization dated November 19, 2002 (the "TenTV Merger Shares"), and d) up to 371 shares of the Company's Common Stock issued pursuant to the redemption of a certain unsecured redeemable promissory note (the "Note") issued pursuant to the TenTV Merger Agreement (the "TenTV Redemption Shares," and together with the Private Placement Shares, the Overpeer Shares and the TenTV Merger Shares, the "Shares"); and (2) up to 25,000 shares of the Company's Common Stock issuable upon exercise of a warrant (the "Warrant") issued by the Company on December 31, 2003 and described in the Registration Statement (the "Warrant Shares"). This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

     In connection with this opinion, we have reviewed the Registration Statement, the Company's charter documents, the resolutions adopted by the Board of Directors of the Company on November 14, 2002, December 16, 2003, December 30, 2003, February 9, 2004 and February 29, 2004 and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. With respect to the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies. We have also assumed that the specimen stock certificate submitted to us conforms to each of the stock certificates representing the Shares (the "Share Certificates") and will conform to the stock certificates representing the Warrant Shares (the "Warrant Share Certificates"), that the Share Certificates have been properly executed in

April 30, 2004
Page 2

accordance with Section 158 of the Delaware General Corporation Law and that the Warrant Share Certificates will be properly executed in accordance with Section 158 of the Delaware General Corporation Law. We also have obtained from the officers of the Company, certificates as to certain factual matters and, insofar as this opinion is based on matters of fact, we have relied on such certificates without independent investigation.

     Based on the foregoing review, and in reliance thereon, we are of the opinion that, a) the Shares are validly issued, fully paid and nonassessable, and b) the Warrant Shares, when issued and paid for as contemplated by the Warrant, will be validly issued, fully paid and non-assessable.

     We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

     We express no opinion as to matters governed by any laws other than the Delaware General Corporation Law, the applicable provisions of the Delaware Constitution and reported decisions of the Delaware courts interpreting these laws.

     This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Registration Statement, the Shares or the Warrant Shares.


                                   Respectfully submitted,


                                   /s/ Sheppard, Mullin, Richter & Hampton LLP